Exhibit 99.1

Digital Music Group, Inc. Reports Second Quarter 2007 Results

Revenue Increases 35% on a Pro Forma Basis

SACRAMENTO, CA (August 9, 2007) – Digital Music Group, Inc. (NASDAQ: DMGI), a content owner and global leader in the digital distribution of independently owned music and video catalogs, today reported results for its second quarter and six months ended June 30, 2007.

Revenue for the second quarter of 2007 totaled $3,151,264, compared to $839,539 in the second quarter of 2006. The Company’s net loss for the second quarter of 2007 was $1,109,488, or $0.12 per share, compared to a net loss of $589,365, or $0.07 per share, in the second quarter of 2006. This year’s second quarter included costs related to the Company’s merger with The Orchard of $328,844.

For the six months ended June 30, 2007, revenue totaled $6,543,811, compared to $1,560,187 for the first six months of 2006. The Company’s net loss for the six months ended June 30, 2007 was $1,845,835, or $0.20 per share, compared to a net loss of $1,003,308, or $0.14 per share, for the first six months of 2006. This year’s six-month period included costs related to the Company’s merger with The Orchard of $328,844.

On July 10, 2007, DMGI entered into a merger agreement with The Orchard Enterprises, Inc. (Orchard), a leading global digital distributor and marketer of music, under which Orchard would become a wholly-owned subsidiary of DMGI and the shareholders of Orchard would own approximately 60% of the outstanding shares of stock of DMGI following the merger, which is expected to be consummated in the fourth quarter of 2007. For more information, see “Merger Agreement with Orchard” below.

During the first quarter of 2006, Digital Music Group completed its initial public offering and the concurrent acquisitions of Digital Musicworks International, Inc. (DMI) and certain assets of Rio Bravo Entertainment LLC, doing business as Psychobaby. DMI was deemed to be the “accounting acquiror” in these transactions. On September 8, 2006, the Company completed the acquisition of Digital Rights Agency, LLC (DRA), a leading worldwide digital music distributor focused on independent record labels. Therefore, the Company’s GAAP-basis results reported herein for 2006 are the historical results of DMI for the entire period plus the results of the acquired companies for the period after their respective acquisition dates, while the GAAP-basis results through June 30, 2007 are the results of all of these companies for the entire quarter and six month period. The Company believes that presenting the 2006 results on a pro forma combined basis, which reflects the results of all the acquired companies as if they had been combined throughout all periods presented, is helpful in understanding the Company’s overall results.

Second Quarter 2007 Compared to Second Quarter 2006

•	Revenue for the second quarter of 2007 of $3,151,264 represents an increase of 35% from the second quarter of 2006, when pro forma combined revenue totaled $2,339,460.

•	The Company’s net loss for the second quarter of 2007 was $1,109,488, or $0.12 per share, compared to a pro forma combined net loss of $614,640, or $0.07 per share, in the second quarter of 2006.

•

Total paid downloads (with albums presented as single track equivalents) for the second quarter of 2007 were 4,092,000, or 22% greater than the second quarter of 2006 when paid downloads on a pro forma combined basis totaled 3,343,300.

•

On average, there were approximately 249,900 music tracks available for sale during the second quarter of 2007, compared to approximately 114,200 music tracks available for sale during the second quarter of 2006. Total music tracks available for sale were approximately 261,600 at June 30, 2007, compared to approximately 119,400 and 219,800 at June 30, 2006 and December 31, 2006, respectively.

•

The average monthly download rate for the second quarter of 2007 was 5.5 times, compared to pro forma combined download rates of 14.8, 9.5, 7.5 and 6.4 times for the first through fourth quarters of 2006, respectively, and 6.9 times for the first quarter of 2007.

•	Apple iTunes Store accounted for approximately 56% of the Company’s revenue for the second quarter of 2007.

Six Months 2007 Compared to Six Months 2006

•	Revenue for the first six months of 2007 of $6,543,811 represents an increase of 34% from the first six months of 2006, when pro forma combined revenue totaled $4,865,545.

•

The Company’s net loss for the first six months of 2007 was $1,845,835, or $0.20 per share, compared to a pro forma combined net loss of $1,057,495, or $0.13 per share, for the first six months of 2006.

•

Total paid downloads (with albums presented as single track equivalents) for the first half of 2007 were 8,874,200, or 30% greater than the first half of 2006 when paid downloads on a pro forma combined basis totaled 6,837,700.

•

On average, there were approximately 241,400 music tracks available for sale during the first six months of 2007, compared to approximately 98,900 music tracks available for sale during the first six months of 2006.

•	The average monthly download rate for the first half of 2007 was 6.1 times, compared to a pro forma combined download rate of 11.5 times for the first six months of 2006.

•	Apple iTunes Store accounted for approximately 63% of the Company’s revenue for the first six months of 2007.

Commenting on the second quarter results, DMGI’s Interim Chief Executive Officer, Karen Davis, noted, “Our year-over-year revenue growth reflects our focus on making more digital content available in more places. We more than doubled the number of music recordings we had available for sale from 119,400 at June 30th last year to 261,600 this year, and our content is now available at over 70 digital entertainment services. Broadening our distribution outlets has provided new sources of revenue and reduced the significance of iTunes in our revenue mix. iTunes, which represented approximately 88% of total revenue in the second quarter of last year, represented 56% in this year’s second quarter. Our efforts to increase the penetration of our extensive catalog to mobile distribution outlets also added diversification in our revenue mix, with revenue from mobile distribution increasing from 8% of our pro forma revenue in the second quarter of last year to 13% of total revenue in this year’s second quarter.”

Ms. Davis continued, “Another driver of our revenue is our download rate, or the average number of times per month each of our music recordings are purchased. While seasonal trends are still emerging in our business, we believe download rates will be highest in the first and fourth quarters and seasonally lower in the second and third quarters. Our second quarter 2007 download rate of 5.5 times, was down from the first quarter 2007 rate of 6.9 times. This contributed to a sequential quarter-over-quarter revenue decline of approximately 7%. We also recorded a 7% decline in revenue on a pro forma basis in last year’s second quarter versus the first quarter of 2006, when we also experienced a decline in our download rate. As we look forward to the second half of 2007, we are excited to be among the first content providers asked to participate in the launch of a major online retailer’s digital music store, which is expected later this year. We have already delivered more than 175,000 music tracks ahead of this much-anticipated launch. And as always, we are focused on digitizing all of our music under contract and delivering it to all the digital entertainment services that can provide DMGI with an acceptable return.”

During the first half of 2007, DMGI acquired digital rights to approximately 28,000 additional music recordings and adjusted downward by 10,000 the total number of music recordings under management as a result of one content owner’s inability to deliver all tracks under contract and certain other adjustments. As a result, at June 30, 2007, DMGI owned or had rights under digital distribution agreements to approximately 353,000 individual music recordings that it expects to be able to make available for sale. Of these recordings, 261,600, or 74%, were available for sale at that date. The remaining music recordings under contract had either (i) been processed and transmitted to one or more digital entertainment services where they were awaiting review and processing by the services before being posted for sale, (ii) were in various stages of the Company’s digitization process, or (iii) had not yet been delivered to DMGI by the content owners. In addition, at June 30, 2007, DMGI had more than 4,000 hours of video content under long-term distribution agreements.

Commenting on the Company’s video operations, Ms. Davis said, “Our operations team is working to position DMGI as a trusted provider of quality digital video content as the digital distribution of video begins to develop and emerge as a viable business. As of June 30, 2007, we had processed and delivered over 3,500 episodes from our video catalog to 18 online and mobile video retailers including iTunes, AOL’s In2TV, YouTube, WalMart, Amazon.com, Netflix, Joost, Helio, mSpot and others. Because most of our distribution partners are still in the process of launching and establishing their digital entertainment services for video or are in the testing phase for advertising-supported business models, the revenue we have received from video sales to-date has been negligible. However, by partnering with these providers during their start-up phase, we believe we are establishing working relationships that will benefit us in the future. For example, one of our most successful tests has been with YouTube, a site with more than 51 million viewers. YouTube has created the ‘DMGI Channel’ which will allow us to brand our content and feature it by genre. YouTube recently announced its intention to launch its advertiser-supported viewing model during the third quarter. As YouTube and our other partners launch their sites, we believe we will begin to realize meaningful revenue from digital video distribution by the fourth quarter of this year.”

Providing an update on the Company’s balance sheet, Ms. Davis reported, “Our financial position remains strong with DMGI’s June 30, 2007 balance sheet showing $14.0 million in cash, no debt (except for minor equipment leases), and stockholders’ equity of $34.0 million. As of that date, we were contractually obligated to pay up to approximately $3.8 million for future deliveries of digital content.”

Merger Agreement with Orchard

On July 10, 2007, DMGI entered into a merger agreement with Orchard under which Orchard will become a wholly-owned subsidiary of DMGI following the merger, and DMGI will change its name to The Orchard Inc. Greg Scholl, Chief Executive Officer of Orchard, will serve as Chief Executive Officer of the combined entity, which will be headquartered in New York City. Under the terms of the merger agreement, DMGI will issue in a private placement 9,064,941 shares of its common stock and 4,488,330 shares of a newly created series of preferred stock in exchange for all outstanding common and preferred shares of Orchard and all outstanding derivative instruments to acquire shares of Orchard. Each share of DMGI preferred stock will be convertible into, and will have voting rights equivalent to, one share of DMGI common stock, with a liquidation preference of $5.57 per share.

Completion of the merger is subject to customary closing conditions, including, but not limited to, approval by DMGI’s and Orchard’s shareholders. The Company cannot provide any assurance that all conditions to the merger with Orchard will be satisfied or that the merger will be consummated. The merger agreement contains certain restrictions on the operation of the business of each of DMGI and Orchard through the closing. It also contains certain termination rights for DMGI and Orchard, and further provides that if the merger agreement is terminated under certain circumstances, DMGI or Orchard will be required to pay the other a termination fee of up to approximately $1.6 million.

The Company is currently preparing a proxy statement that will first be filed in preliminary form with the SEC. Once the proxy statement is finalized, it will be presented to shareholders along with a request for approval of the merger, which management expects will occur in the fourth quarter of 2007. Because of the significance of the pending proxy filing, which will include Orchard financial data and combined pro forma financial data of DMGI and Orchard, DMGI will not conduct its customary quarterly results call with investors. Instead, interested parties are encouraged to review DMGI’s SEC filings including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 that is expected to be filed by August 14, 2007 and DMGI’s Form 8-K regarding the proposed merger with Orchard, which was filed with the SEC on July 16, 2007.

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking statements within the meaning of federal securities law. These statements contain forward-looking information relating to the potential merger with Orchard and the financial condition, results of operations, plans, objectives, future performance and business of DMGI. These statements (often using words such as “believes”, “expects”, “likely”, “intends”, “estimates”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those projected by the Company. Included among such statements are those relating to management’s focus and objectives, plans for making more content available through additional digital entertainment services, the development of business models and digital entertainments services for video distribution, getting the Company’s video content to market and the realization of meaningful revenue in the future from sales of such content, and our financial position and future obligations. You should not place undue reliance on these forward-looking statements, which are based on the Company’s current views and assumptions. Actual results could differ materially from those anticipated in such forward-looking statements as a result of many reasons, including risks, uncertainties and factors which include, but are not limited to:

•	the Company cannot provide assurances that all conditions to the merger with Orchard will be satisfied and the merger consummated;

•	revenue and earnings expectations which are difficult to predict because of the Company’s limited operating history and emerging nature of the digital media industry;

•	the Company’s ability to successfully identify, acquire for a commercially reasonable valuation, and process additional catalogs of sound and video recordings;

•	the Company’s ability to successfully enter into new sales channel relationships;

•	competitive and economic conditions in the Company’s industry;

•

acceptance and adoption of the digital format by consumers and potential changes in consumers’ tastes and preferences in music and video, and the extent to which the Company’s content will appeal to consumers;

•	the Company’s limited operating history in the acquisition, processing and sale of digital video recordings;

•	the Company’s limited ability to influence the pricing models of digital entertainment services;

•	the Company’s dependence on digital entertainment services to review, process and make all of its digital offerings available on a comprehensive and timely basis for purchase by consumers;

•	the Company’s dependence on Apple iTunes Store for the majority of its revenue;

•	the Company may not have proper legal title to the digital rights associated with music recordings the Company purchases or licenses, or others may claim to have such rights;

•	potentially long delays in receiving the master recordings and videos that the Company acquires rights to;

•	the Company’s ability to renew multi-year agreements for digital rights to music and video content as they expire;

•	music and video piracy;

•	differing interpretations of and potential ambiguities in U.S. copyright laws;

•	availability, terms and use of capital to continue to grow the Company’s business; and

•	maintaining adequate internal operating and financial controls over the Company’s business and financial reporting.

Many of the factors listed above are beyond DMGI’s control. Given these uncertainties, you should not place undue reliance on such forward-looking statements. The matters discussed in this press release also involve risks and uncertainties described in DMGI’s periodic reports filed with the Securities and Exchange Commission (SEC), including its Annual Report for 2006 on Form 10-K filed with the SEC on March 30, 2007 and other subsequent filings. Except as required by law, DMGI undertakes no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this release.

Use of Non-GAAP Measures

Management believes that non-GAAP revenue and net loss presented on a pro forma combined basis included in this release are useful measures of operating performance because they include the operations of DMGI and the operations of DMI and the Psychobaby catalog assets that were acquired on February 7, 2006, and the acquisition of DRA on September 8, 2006, as if they had all been acquired on January 1, 2006. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, revenue, net loss or other financial measures prepared in accordance with GAAP. A reconciliation of the pro forma combined statements of operations to the GAAP statements is included in the attached tables of financial information.

About Digital Music Group, Inc.

Founded in 2005, Digital Music Group Inc. (NASDAQ: DMGI) is a content owner and global leader in the digital distribution of independently owned music and video content. DMGI acquires the digital rights to media catalogs and digitally encodes them into multiple formats for distribution to digital entertainment services operating over the Internet and wireless, cable and mobile networks. Our digital entertainment service partners include: the iTunes Store, YouTube, AOL/In2TV, Joost, mSpot, Veoh, RealNetworks, Napster, Wal-Mart Music, MediaNet, Verizon, Sprint, InfoSpace, Moderati, Zingy, 9 Squared, and many others. For more information, please visit www.dmgi.com.

Digital Music Group is a trademark of Digital Music Group, Inc. Other names mentioned herein are the property of their respective owners.

Investor Relations Contact

Digital Music Group, Inc.:	Karen Davis, Interim CEO, Telephone: (916) 239-6010

Allen & Caron Inc:	Michael Mason, Account Manager, Telephone: (212) 691-8087, e-mail: Michaelm@allencaron.com

Press Contact

Allen & Caron Inc.:	Len Hall, VP Media Relations, Telephone: (949) 474-4300, e-mail: Len@allencaron.com

TABLES FOLLOW

Digital Music Group, Inc.

Unaudited Condensed Statements of Operations

(including reconciliation of reported results to pro forma combined results)

	Quarter ended June 30,
	2007	2006
	Digital Music Group, Inc. (as reported)	Digital Music Group, Inc. (as reported)	Digital Rights Agency (prior to acquisition)	Pro Forma Adjustments(2)	Digital Music Group, Inc. Pro Forma Combined
Revenue	$3,151,264	$839,539	$1,499,921	$—	$2,339,460
Cost of revenue:
Royalties and payments to content owners	2,142,353	386,799	1,276,243	—	1,663,042
Amortization of digital music rights	215,934	82,813	—	27,678	110,491

Gross profit (loss)	792,977	369,927	223,678	(27,678)	565,927
Operating, general and administrative expenses	1,757,429	1,344,198	219,953	3,456	1,567,607
Merger-related expenses	328,844	—	—	—	—

Income (loss) from operations	(1,293,296)	(974,271)	3,725	(31,134)	(1,001,680)
Interest income	201,907	388,386	3,768	—	392,154
Interest and other expense	(18,099)	(3,080)	(1,634)	—	(4,714)

Income (loss) before income taxes	(1,109,488)	(588,965)	5,859	(31,134)	(614,240)
Income taxes	—	(400)	—	—	(400)

Net income (loss)	$(1,109,488)	$(589,365)	$5,859	$(31,134)	$(614,640)

Net loss per common share—basic and diluted	$(0.12)	$(0.07)			$(0.07)

Weighted average common shares—basic and diluted(1)	9,036,205	8,599,941			9,019,941

(1)	For the quarter ended June 30, 2006, weighted average shares outstanding for the pro forma combined statements represent as reported weighted average shares outstanding plus the 420,000 shares issued on September 8, 2006 in connection with the acquisition of Digital Rights Agency, LLC, as if the acquisition had occurred on January 1, 2006
(2)	Represents amortization and depreciation of the fair value of the assets of Digital Rights Agency LLC as if acquired at the beginning of the period.

Digital Music Group, Inc.

Unaudited Condensed Statements of Operations

(including reconciliation of reported results to pro forma combined results)

Six Months Ended June 30,

	2007	2006
	Digital Music Group, Inc. (as reported)	Digital Music Group, Inc. (as reported)	Digital Rights Agency (prior to acquisition)	Digital Music Group, Inc. (prior to acquisition)	Rio Bravo Entertainment (prior to acquisition)	Pro Forma Adjustments(2)	Digital Music Group, Inc. Pro Forma Combined
Revenue	$6,543,811	$1,560,187	$3,242,162	$—	$63,196	$—	$4,865,545
Cost of revenue:
Royalties and payments to content owners	4,593,191	735,325	2,746,485	—	50,556	—	3,532,366
Amortization of digital rights	394,451	134,848	—	—	—	65,513	200,361

Gross profit	1,556,169	690,014	495,677	—	12,640	(65,513)	1,132,818
Operating, general and administrative expenses	3,482,509	2,294,862	479,204	10,000	624	6,912	2,791,602
Merger-related expenses	328,844	—	—	—	—	—	—

Income (loss) from operations	(2,255,184)	(1,604,848)	16,473	(10,000)	12,016	(72,425)	(1,658,784)
Interest income	441,516	608,006	5,923	—	—	—	613,929
Interest and other expense	(31,367)	(6,066)	(1,507)	(4,667)	—	—	(12,240)

Loss before income taxes	(1,845,035)	(1,002,908)	20,889	(14,667)	12,016	(72,425)	(1,057,095)
Income taxes	(800)	(400)	—	—	—	—	(400)

Net income (loss)	$(1,845,835)	$(1,003,308)	$20,889	$(14,667)	$12,016	$(72,425)	$(1,057,495)

Net loss per common share—basic and diluted	$(0.20)	$(0.14)					$(0.13)

Weighted average common shares—basic and diluted(1)	9,030,880	7,266,804					8,201,169

(1)	For the six months ended June 30, 2006, weighted average shares outstanding on an as reported-basis, include (i) for the entire period, the 2,249,941 shares attributable to DMI, the acquiring company for accounting purposes, (ii) for the period from February 7, 2006 until the end of the period, the 2,425,000 shares of DMGI outstanding at our IPO date and the 25,000 shares issued in connection with the acquisition of certain assets of Rio Bravo Entertainment LLC, and (iii) for the period from February 7, 2006 until the end of the period, the 3,900,000 shares sold in our IPO. The pro forma combined weighted average shares outstanding for the six months ended June 30, 2006 also include the shares in (ii) above plus the 420,000 shares issued on September 8, 2006 in connection with the acquisition of Digital Rights Agency, LLC, as if the acquisition had occurred at the beginning of the period.
(2)	Represents amortization and depreciation of the fair value of the assets of Digital Rights Agency, LLC and Rio Bravo Entertainment LLC as if acquired at the beginning of the period.

Digital Music Group, Inc.

Unaudited Condensed Balance Sheets

	June 30, 2007	December 31, 2006
Assets

Current assets:
Cash and cash equivalents	$13,968,883	$20,505,674
Accounts receivable	1,835,638	1,687,492
Current portion of royalty advances	1,983,679	1,326,379
Other current assets	601,844	492,799

Total current assets	18,390,044	24,012,344
Long-term assets:
Furniture and equipment, net	1,020,541	803,203
Digital rights, net	3,546,393	3,033,239
Master recordings, net	2,122,843	1,777,480
Royalty advances, less current portion	7,205,769	4,230,403
Goodwill	5,355,944	4,429,782
Other assets	42,563	39,289

Total assets	$37,684,097	$38,325,740

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and other current liabilities	$1,369,197	$885,687
Royalties payable	2,204,311	1,883,773
Current portion of capital lease obligations	34,090	50,496

Total current liabilities	3,607,598	2,819,956
Long-term liabilities	91,004	101,796

Total liabilities	3,698,602	2,921,752
Stockholders’ equity:
Common Stock	90,970	90,350
Additional paid-in capital	40,565,006	40,138,284
Retained earnings / accumulated deficit	(6,670,481)	(4,824,646)

Total stockholders’ equity	33,985,495	35,403,988

Total liabilities and stockholders’ equity	$37,684,097	$38,325,740

Digital Music Group, Inc.

Unaudited Summarized Cash Flow Information

	Six Months Ended June 30,
	2007	2006
Net cash flows provided by (used in):

Operating activities	$(636,226)	$(486,061)

Investing activities	(5,876,843)	(3,106,739)

Financing activities	(23,722)	33,236,847

Net increase (decrease) in cash and cash equivalents	(6,536,791)	29,644,047

Cash and cash equivalents, beginning of period	20,505,674	468,490

Cash and cash equivalents, end of period	$13,968,883	$30,112,537

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